UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MANNKIND CORPORATION

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MannKind Corporation

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 18, 2017 for MannKind Corporation

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement, annual report, directions to the annual meeting and voting instructions, go to www.proxydocs.com/mnkd. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2017 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 9, 2017.

View Proxy Materials and Annual Report Online at www.proxydocs.com/mnkd A convenient way to view proxy materials and VOTE!

To view your proxy materials online, go to www.proxydocs.com/mnkd. Have the 12 digit control number available when you access the website and follow the instructions.

Proxy Materials Available to View or Receive:

1. Proxy Statement         2. Annual Report

Printed materials may be requested by one of the following methods:

You must use the 12 digit control number located in the shaded gray box below.	*	If requesting materials by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting materials.

ACCOUNT NO.	SHARES

MannKind Corporation Notice of Annual Meeting

Date:	May 18, 2017
Time:	10:00 A.M. (Eastern Daylight Time)
Place:	MannKind Corporation, 40 Taylor Street, Danbury, CT 06810

The purpose of the Annual Meeting is to take action on the following proposals:

Proposal 1 – To elect the seven nominees named herein as directors to serve for the ensuing year and until their successors are elected;

01 Matthew J. Pfeffer	04 Michael A. Friedman, MD	07 Henry L. Nordhoff
02 James S. Shannon, MD, MRCP (UK)	05 Kent Kresa
03 Ronald J. Consiglio	06 David H. MacCallum

Proposal 2 – To approve, on an advisory basis, the compensation of the named executive officers of MannKind, as disclosed in MannKind’s proxy statement for the Annual Meeting;

Proposal 3 – To indicate, on an advisory basis, the preferred frequency of stockholder advisory vote on the compensation of the named executive officers of MannKind; and

Proposal 4 – To ratify the selection by the Audit Committee of the Board of Directors of Deloitte & Touche LLP as the independent registered public accounting firm of MannKind for its fiscal year ending December 31, 2017.

The Board of Directors recommends that you vote FOR all nominees in proposal 1, one year for proposal 3, and FOR proposals 2 and 4.